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                                                                       Exhibit 4
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                             Joint Filing Agreement
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         In accordance with Rule 13d-1(f) under the Securities Exchange Act of
1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Duracell International Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Dated:  September 23, 1996                  ALASKA ACQUISITION CORP.


                                            By: /s/ Kenneth F. Kames
                                               --------------------------------
                                            Name:  Kenneth F. Kames
                                            Title:  Vice President


                                            By: /s/ William J. Mostyn, III
                                               --------------------------------
                                            Name:  William J. Mostyn, III
                                            Title:  Assistant Secretary


                                            THE GILLETTE COMPANY


                                            By: /s/ Lloyd B. Swaim
                                               --------------------------------
                                            Name:  Lloyd B. Swaim
                                            Title:  Vice President and Treasurer


                                            By: /s/ Kenneth F. Kames
                                               --------------------------------
                                            Name:  Kenneth F. Kames
                                            Title:  Vice President